Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the Report dated September 26, 2008 relative to the financial statements of Healthplace Corporation as of June 30, 2008 and 2007 and for the years ended June 30, 2008 and from inception (March 16, 2007) through June 30, 2007.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

January 19, 2008